EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF PIONEER NATURAL RESOURCES COMPANY

PURSUANT TO 18 U.S.C. § 1350

I, Scott D. Sheffield, Chairman and Chief Executive Officer of Pioneer Natural Resources Company (the “Company”), hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott D. Sheffield
Name:	Scott D. Sheffield, Chairman and Chief Executive Officer
Date:	November 6, 2009